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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):         October 16, 2002
                                                  ------------------------------


                               THE TIMKEN COMPANY
                              -------------------
               (Exact name of registrant as specified in charter)




          Ohio                          1-1169                   34-0577130
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(State or Other Jurisdiction         (Commission               (IRS Employer
        of Incorporation)            File Number)            Identification No.)


1835 Dueber Avenue, S.W., Canton, Ohio                         44706-2798
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(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (330) 438-3000



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ITEM 5.  OTHER EVENTS.


         On October 16, 2002, The Timken Company ("Timken"), on behalf of itself and certain of its subsidiaries, entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement") with Ingersoll-Rand Company Limited ("IR") to acquire IR's Torrington business (the "Transaction"). Pursuant to the Purchase Agreement, Timken will pay IR cash consideration of $700 million, subject to customary post-closing purchase price adjustments. In addition, Timken will issue $140 million of its common stock (the "Shares") to Ingersoll-Rand Company, a subsidiary of IR ("IR Company"). Timken will issue an aggregate number of shares calculated by dividing $140 million by the public offering price per share in the equity offering to be conducted by Timken in connection with the Transaction. Consummation of the Transaction is subject to the satisfaction of various closing conditions contained in the Purchase Agreement, including the receipt of required regulatory approvals, Timken's ability to complete an equity offering at a per share price of at least $14.75, Timken obtaining the bank financing contemplated by the Purchase Agreement, and the other terms and conditions specified therein. The purchase of certain French subsidiaries of IR is subject to an offer to purchase and to required consultation procedures with the relevant works councils.

         At the closing of the Transaction, Timken, IR and IR Company will enter into a standstill and voting agreement (the "Standstill Agreement"). The Standstill Agreement sets forth, among other things, the terms and conditions upon which IR and IR Company may acquire, vote, transfer or dispose of the securities of Timken, including the Shares. Under the terms of the Standstill Agreement, for a period of three years following the date when IR Company no longer holds a number of shares equal to 5% of Timken's outstanding shares of common stock immediately following the closing of the Transactions, IR (including its affiliates) will be prohibited from, among other things, acquiring additional shares of Timken (with certain limited and customary exceptions), proposing a merger or other business combination with Timken, joining a group or acting in concert with others to acquire shares of Timken, engaging in discussions or negotiations with respect to, or encouraging others to effect, a change in control of Timken or seeking to influence, change or control the management or affairs of Timken.

         In addition, under the Standstill Agreement, until IR no longer holds a number of shares equal to 5% of Timken's outstanding shares of common stock immediately following the closing of the Transaction, IR (including its affiliates) will vote its Timken shares in proportion to the votes cast by all other holders of Timken shares, except that IR may vote in accordance with the recommendation of Timken's board and may vote independently in (a) going private transactions involving management or the Timken family and (b) any transaction that uniquely discriminates against IR. In addition, IR will not solicit proxies or seek to influence any person with respect to the voting of Timken shares.

         At the closing of the Transaction, Timken and IR Company also will enter into a registration rights agreement (the "Registration Rights Agreement"), which, among other things, provides for IR Company to receive certain registration rights with respect to the Shares, subject to the terms and conditions set forth in the Registration Rights Agreement. Timken and IR will also enter into a transition services agreement (the "Transition Services Agreement") pursuant to which IR will furnish certain services to Timken following the closing of the Transaction.

         The Purchase Agreement, including the form of Registration Rights Agreement, Standstill and Voting Agreement, Transition Services Agreement and the offer letter relating to the French operations referred to above is incorporated herein by reference into this report, and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to the exhibit filed with this report.

         Free copies of documents with the U.S. Securities and Exchange Commission (the "Commission") may be obtained at the website maintained by the Commission at www.sec.gov. In addition, documents filed with the Commission by Timken may also be obtained free of charge at the website maintained by Timken at www.timken.com.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits.

                           2.1 Stock and Asset Purchase Agreement, among Ingersoll-Rand Company Limited, on behalf of itself and the other sellers named therein and The Timken Company, on behalf of itself and the other buyers named therein, dated as of October 16, 2002.*


* The Stock and Asset Purchase Agreement submitted herewith contains a list briefly identifying the contents of all omitted disclosure schedules. The Company undertakes to furnish supplementally a copy of any omitted disclosure schedules to the Commission upon request.









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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE TIMKEN COMPANY



                                       By:       /s/ William R. Burkhart
                                            ----------------------------------
                                            Name:   William R. Burkhart
                                            Title:  Senior Vice President and
                                                    General Counsel



Dated:  October 17, 2002



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                                  EXHIBIT INDEX

                               The Timken Company

                           Current Report on Form 8-K
                             Dated October 17, 2002



      Exhibit No.                                Title
      -----------                                -----

          2.1 Stock and Asset Purchase Agreement, among Ingersoll-Rand Company Limited, on behalf of itself and the other sellers named therein and The Timken Company, on behalf of itself and the other buyers named therein, dated as of October 16, 2002.*

* The Stock and Asset Purchase Agreement submitted herewith contains a list briefly identifying the contents of all omitted disclosure schedules. The Company undertakes to furnish supplementally a copy of any omitted disclosure schedules to the Commission upon request.